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                                                                   EXHIBIT 23.1

The Board of Directors
ONEOK Inc.:

  We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to the adoption of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-lived Assets and Long-lived Assets to be Disposed Of.

                                          /s/ KPMG Peat Marwick LLP

Tulsa, Oklahoma

July 23, 1997